Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 13, 2024, except for Note 19, as to which date is March 26, 2025, relating to the consolidated financial statements of 3D Systems Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Charlotte, North Carolina

May 22, 2026